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                                  EXHIBIT 21.1


                  SUBSIDIARIES OF UNITED MERIDIAN CORPORATION



                                                          JURISDICTION
                    NAME                               IN WHICH ORGANIZED


      UMC Petroleum Corporation                     Delaware
      UMC Resources Canada Ltd.                     British Columbia, Canada
      UMC Cayman Islands Corporation                Cayman Islands
      UMC Equatorial Guinea Corporation             Delaware
      UMC Pipeline Corporation                      Delaware
      UMIC Cote d'Ivoire Corporation                Delaware
      United Meridian International Corporation     Delaware
      Norfolk Holdings Inc.                         Delaware
      UMIC (CI-01) Corporation                      Delaware
      UMIC (CI-02) Corporation                      Delaware
      UMIC (CI-12) Corporation                      Delaware
      UMC Bangladesh Corporation                    Delaware
      UMC Pakistan Corporation                      Delaware
      Big Sky Gas Marketing Corporation             Delaware
      UMIC (CI-105) Corporation                     Delaware
      UMC Ghana Corporation                         Delaware
      Havre Pipeline Company, LLC                   Texas